February 15, 2005



Securities and Exchange Commission
   SECPS Letter File
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Re:      Twin Lakes, Inc.
         File ref. No. 000-50085


Dear Sir or Madam:

We are the auditors for Twin Lakes, Inc. and, under the dates of May 19, 2003 and March 12, 2004, we reported on the financial statements of Twin Lakes, Inc., as of and for the years ended December 31, 2002 and 2003, respectively. On January 4, 2005, we informed management and the Company's four shareholders, that, during the course of a regulatory review performed by the PCAOB, it appeared that certain transactions from 2002 and 2003 had been accounted for improperly. Such transactions occurred prior to current management's involvement with the Company. The amounts involved were $750 and $2,000. As a result, we determined that the Company's previously issued financial statements for the fiscal years ended December 31, 2002 and 2003 and the three quarters of the fiscal years ended December 31, 2003 and 2004 should be restated to correct the recording of these two transactions, and, accordingly, such financial statements should no longer be relied upon.

We have read Twin Lakes, Inc. statements included under Item 4.02 of its Form 8-K and we agree with such statements.

Yours truly yours,



/s/ Lazar Levine & Felix LLP
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LAZAR LEVINE & FELIX LLP